SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2007
Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573-9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

          On March 5, 2007, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) announced that it and its wholly owned subsidiary, Sand Merger Corp. (“Merger Sub”), had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pathmark Stores, Inc. (“Pathmark”), dated as of March 4, 2007, pursuant to which the Company, through Merger Sub, would acquire all of the shares of Pathmark for approximately $1.3 billion in cash, stock and debt assumption or retirement.

          Concurrently with the execution of the Merger Agreement, on March 4, 2007, the Company and Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP, funds affiliated with The Yucaipa Companies LLC (collectively, “Yucaipa”), entered into the following agreements: the Pathmark Stores, Inc. Stockholder Voting Agreement (the “Yucaipa Voting Agreement”), the Yucaipa Stockholder Agreement (the “Yucaipa Stockholder Agreement”), and the Amended and Restated Warrant Agreement (the “Yucaipa Warrant Agreement”).

          In addition to the foregoing agreements, on March 4, 2007, Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”), currently the Company’s majority shareholder, and Pathmark entered into The Great Atlantic & Pacific Tea Company, Inc. Voting Agreement (the “Tengelmann Voting Agreement”) and Tengelmann and the Company entered into the Stockholder Agreement (the “Tengelmann Stockholder Agreement”).

Agreement and Plan of Merger

          Under the terms of the Merger Agreement, Merger Sub will be merged with and into Pathmark, with Pathmark continuing as the surviving corporation and a wholly-owned subsidiary of the Company. At the effective time of the merger, each issued and outstanding share of Pathmark common stock will be converted into the right to receive $9.00 in cash without interest and 0.12963 of a validly issued, fully paid and nonassessable share of Company common stock.

          The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. Those representations and warranties may have been made to allocate risks among the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Pathmark’s public disclosures.

          Consummation of the merger is subject to various conditions, including the approval of Pathmark’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. In addition, the merger is subject to the approval by the Company’s stockholders of the issuance of Company common stock in connection with the merger and an amendment to the Company’s charter to waive preemptive rights with respect to the rollover of outstanding warrants to purchase Pathmark common stock to be issued into warrants to purchase Company common stock in connection with the merger.

          The merger is not conditioned on receipt of financing by the Company. Bank of America and Lehman Brothers have committed to provide financing to support the acquisition. A remaining portion of the cash merger consideration will be provided by the sale by the Company of shares of Metro, Inc. common stock and, if necessary, Company common and/or preferred stock totaling $190 million of net cash proceeds. The Company will assume approximately $170 million of Pathmark capital leases.

          The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Warrants and Options

          Under the terms of the Yucaipa Warrant Agreement, the Company has agreed to issue to Yucaipa warrants to purchase Company common stock in exchange for the cancellation of warrants to purchase Pathmark common stock. Options and other rights to acquire Pathmark equity will be converted into the right to receive cash, Company common stock or Company stock options as set forth in the Merger Agreement.

          A copy of the Yucaipa Warrant Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Yucaipa Warrant Agreement and the Merger Agreement.

Yucaipa Stockholder Agreement

          Under the terms of the Yucaipa Stockholder Agreement, Yucaipa has agreed to certain restrictions on its ownership, acquisition and disposition of Company common stock and warrants to purchase Company common stock that it will own and may acquire after the merger. In addition, Yucaipa, its affiliates and general partners have agreed not to take certain actions relating to the governance of the Company. The Yucaipa Stockholder Agreement also provides Yucaipa with certain demand and piggyback registration rights.

          A copy of the Yucaipa Stockholder Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Yucaipa Stockholder Agreement.

Tengelmann Stockholder Agreement

          Under the terms of the Tengelmann Stockholder Agreement, the Company has agreed to provide Tengelmann with board designation and governance rights regarding certain transactions so long as it holds a specified percentage of the outstanding the Company common stock; most of these rights will also be made via an amendment of the Company’s by-laws to be effective as of closing. The Tengelmann Stockholder Agreement also provides Tengelmann with certain demand and piggyback registration rights and certain preemptive rights.

          A copy of the Tengelmann Stockholder Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Tengelmann Stockholder Agreement.

Yucaipa Voting Agreement

          Under the terms of the Yucaipa Voting Agreement, Yucaipa has agreed to vote shares beneficially owned by it, subject to a maximum of 33.0% of Pathmark’s outstanding shares, in favor of the merger.

          A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Yucaipa Voting Agreement.

Tengelmann Voting Agreement

          Under the terms of the Tengelmann Voting Agreement, Tengelmann has agreed to vote all shares of Company common stock that it owns and may acquire for the issuance of Company common stock in the Merger and the waiver of preemptive rights relating to the issuance of the Yucaipa warrants.

          A copy of the Tengelmann Voting Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Tengelmann Voting Agreement.

Item 8.01.	Other Events.

          On March 5, 2007, the Company and Pathmark issued a joint press release regarding matters described in Item 1.01 above. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among The Great Atlantic & Pacific Tea Company, Inc., Sand Merger Corp. and Pathmark Stores, Inc., dated as of March 4, 2007.

4.1

Amended and Restated Warrant Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP.

4.2

Yucaipa Stockholder Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP.

4.3	Stockholder Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc. and Tengelmann Warenhandelsgesellschaft KG.

10.1

Pathmark Stores, Inc. Stockholder Voting Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP.

99.1	The Great Atlantic & Pacific Tea Company, Inc. Voting Agreement, dated as of March 4, 2007, by and among Tengelmann Warenhandelsgesellschaft KG and Pathmark Stores, Inc.

99.2	Press Release dated March 5, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2007

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:	/s/ Allan Richards

	Name:	Allan Richards
	Title:	Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary